                                                                   EXHIBIT 23.2


                     [ATWATER CONSULTANTS, LTD. LETTERHEAD]



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



        We hereby consent to the use of our name in the "Business" and "Experts" sections of Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") of Stone Energy Corporation (the "Company"). We hereby further consent to the incorporation by reference of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Form 10-K") into the Registration Statement, which Form 10-K makes reference to us in "Item 2. Properties."



                                                 ATWATER CONSULTANTS, LTD.



                                                 /s/ T.A. JOHNSTON
                                                 -------------------------
New Orleans                                      T.A. Johnston
October 14, 1996                                 President